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                                                                      Exhibit 21
                      Subsidiaries of Guest Supply, Inc.
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Guest Supply, Inc. has the following subsidiaries:

1.   Guest International, Ltd., an English corporation.

2.   Guest Packaging, Inc., a New Jersey corporation.

3.   Breckenridge-Remy Co., a Delaware corporation.

4.   Guest International (Canada) Ltd., a Canadian corporation.

5.   Guest International New Zealand Limited, a New Zealand corporation.